Exhibit 10.4

No:

Employment Agreement

Party A (Employer): Shiner International, Inc. (Seal)

Party B (Employee): Jian Fu (Signature)

Signed Date: Jan. 01, 2008

According to Labor Law of People's Republic of China, Employment Agreement Law of People's Republic of China, and related laws, regulations, party A and party B signed this agreement based on equality, free will, and consent, and comply with articles listed on this agreement commonly..

1.	Basic Information of Both Parties in Employment Agreement
	(a)	Party A	Shiner International, Inc

Address: 19/F Didu Building, Pearl River Plaza, No.2 Longkun Road, Haikou

Main Responsible Person:___________________________________________

(b)	Party B __Jian Fu_____	Gender: ___ Male___
Home Address:	Modern Garden, No. 9 Haide Road, Haikou___
Identification Card Number:	460100631020213

Or Name of Other Valid ID : _________________ ID Number: _________________

2.	Period of Employment Agreement
	(a)	Period of Agreement
Both parties agree to specify the period of this agreement as__(i)__ of following.
		(i) With Termination: From	Jan. 01, 2008	till	Jan. 01, 2010	.

(ii)           Without Termination: _____________________________

(iii) With Termination when specified duties are finished: __________
(b)	Probation Period

Both parties agree to specify the probation period of this agreement as _(i)__of following.

(i)	Without probation period.
(ii)	With probation period: From __________ till __________ .

3.	Duties and Workplace

(a)        Party B agrees to serve as _____Chief Executive Officer_____ , as required by Party A.

(b)        Party B's work area / work place is ___Haikou City___, as required by Party A.

(c)        Party B should complete specified duties, and conform to specified standard, as required by Party A.

4.	Work Time and Vacation / Holidays

(a)        Both parties agree to specify work time for Party B as (i) __of following

(i)         Standard work time,: _8_ hours every day, _5_ days every week, at least one day every week as holiday.

(ii)	Non-standard work time
(iii)	Accumulative work time

(b)        Party A should arrange Party B's vacation according to related law in China.

5.	Compensation

(a)        Party B's salary upon standard work time is as (ii) __of following, and must not be lower than the lowest salary level prescribed by the provincial government.

(i)         Party B's salary during probation period is ___ __ RMB/month; salary after probation period is ___ __ RMB/month.

(ii)	Other: __Comply with company's standard of salary.___

(b)        Salary should be paid in the form of legal currency. Material objects or negotiable securities are not allowed.

(c)        Party A should adjust party B's salary according to operation of the company, and the salary standard complied with related laws. Party B is considered as accepting the adjustment, if does not dissent within 60 days.

(d)        Party A pays salaries on __15th__ every month. The salary day will be advanced to the closest business day, if 15th is holiday or an observed day.

(e)        When Party A requires Party B to work overtime, Party A should pay additionally according to Article 44 of Labor Law.

6.	Social Insurance and Other Benefits

(a)        Subject to the national and provincial regulations, Party A and Party B should participate to social insurance. Party A goes through procedure for Party B, and takes corresponding responsibility concerning social insurance.

(b)        In the conditions of Party B's illness or injury (non-work related), his/her salary during illness and medical expenses should be treated according to national and provincial regulations.

(c)        In the conditions of Party B's occupational disease or injury suffered on jobs, his/her compensation should be treated according to national and provincial regulations.

7.	Work Protection, Condition and Occupational Hazard Protection

(a)        According to national provisions, Party A should provide necessary safety protection measures and articles to Party B.

(b)        According to national laws, regulations, Party A should set up a safe producing system. Party B should comply with this system strictly in order to protect accident or occupational hazard.

(c)        Party A should establish and perfect the system to protect occupational diseases, and enhance management of occupational diseases.

8.	Cancellation, Termination of Employment and Economic Compensation

(a)        Cancellation, or termination of employment should comply with Labor Law of People's Republic of China, and other related national, provincial regulations.

(b)        In the case of cancellation, termination of employment, Party A should provide proof for cancellation, termination of employment. Party A should go through the procedures related to personal files and social insurance within 25 days.

(c)        Party B should take over his / her work, and complete economic compensation, if any.

9.	Employment Dispute Settlement

Concerning dispute of this agreement, both parties may apply for accommodation to Labor Dispute Accommodation Committee within Party A. In case all accommodation fails, any party may appeal to the Organization of Arbitration for Labor Affair. If any party refuses to obey the arbitration, any party may do litigation to court.

10.	Others

(a)        Any issue which is not included in this agreement, or does not comply with related national or provincial regulations in the future, should be executed according to related regulations.

(b)        There are two parts in this agreement. Every party has one copy of this agreement.

(c)	Other issues should be agreed:

(i)         Party A has the right to adjust Party B's duties, work area and salary. After the adjustment of duties, work area and salary, this agreement is still effective until expiration.

(ii)         Party B may acquire important information about company's management or technology because of his / her duties. All of this kind of information is secret for Party A. Party B commits not to work for any other profit company, non-profit organization, social group (including as shareholder, partner, director, manager, employee, agent, consultant, etc. ), which produce the same kind of products, or provide the same kind of service with Party A, before leaving the company and within 2 years after leaving the company, except acquiring commitment from Party A in paper form in advance. Party B may not compete with Party A in clients or employees. Party B may not establish own business in the same or competitive field with Party A. Party B should take legal responsibility, if violate this article.

(iii)        Party B should declare cancellation of the employment 30 days in advance. If not, Party A may deduct Party B's salary for corresponding month. If Party A provides any tuition reimbursement to Party B, Party B should pay back. After working for Party A for every 1 year, the amount should be deducted 33%. After working for the whole period specified in this agreement, no tuition fee is due.

(d)	This agreement goes into effect from the signed date.

Party A (Seal) :	Party B (Signature or Seal):

Main Responsible Person:

Or Legal Representative:

Signed date:	Jan. 01, 2008